Exhibit 99.1
eBay Inc. Reports Better Than Expected First Quarter 2023 Results

•Revenue of $2.5 billion, up 1% on an as-reported basis and up 3% on an FX-Neutral basis
•Gross Merchandise Volume of $18.4 billion, down 5% on an as-reported basis and down 2% on an FX-Neutral basis
•GAAP and Non-GAAP EPS per diluted share of $1.05 and $1.11, respectively, on a continuing operations basis
•GAAP and Non-GAAP operating margin of 22.2% and 29.6%, respectively
•Returned $384 million to shareholders in Q1, including $250 million of share repurchases and $134 million paid in cash dividends

San Jose, California, April 26, 2023 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today reported financial results for its first quarter ended March 31, 2023.

“I am proud of our team for delivering another strong quarter. This is a solid start to the year as we’ve exceeded expectations on our key financial and operating commitments while making significant progress against our long-term objectives," said Jamie Iannone, Chief Executive Officer at eBay. "We saw strength in our focus categories, which once again outpaced the rest of the marketplace. And the combination of eBay’s vast data and AI expertise are accelerating innovation on the platform.”

“Our strategic initiatives continue to have a meaningful impact on our long-term growth trajectory,” said Steve Priest, Chief Financial Officer at eBay. “Our Q1 results demonstrate the strength and durability of our scaled, global marketplace during periods of economic uncertainty.”

First Quarter Financial Highlights

•Revenue was $2.5 billion, up 1% on an as-reported basis and up 3% on a foreign exchange (FX) neutral basis.
•Gross Merchandise Volume (GMV) was $18.4 billion, down 5% on an as-reported basis and down 2% on an FX-Neutral basis.
•GAAP net income from continuing operations was $569 million, or $1.05 per diluted share.
•Non-GAAP net income from continuing operations was $600 million, or $1.11 per diluted share.
•GAAP and Non-GAAP operating margin was 22.2% and 29.6%, respectively.
•Generated $841 million of operating cash flow and $709 million of free cash flow from continuing operations.
•Returned $384 million to shareholders, including $250 million of share repurchases and $134 million paid in cash dividends.

Business Highlights

Revenue Initiatives

•eBay's first-party advertising products, primarily driven by Promoted Listings, delivered $285 million of revenue in the first quarter, up 27% on an as-reported basis and up 31% on an FX-Neutral basis.
•The company's total advertising offerings generated over $317 million in revenue in the first quarter, representing roughly 1.7% of GMV.

Tech-Led Reimagination of the Platform

•To further increase confidence in the Motors Parts & Accessories category, the company launched eBay Guaranteed Fit to help shoppers find the right parts to fit their vehicle and navigate the marketplace with ease.
•During the quarter, eBay expanded its tire installation capabilities to mobile apps, enabling more ways for buyers to purchase tires on eBay and ship them to a broad network of installation partners. The company also added a prominent search filter that helps buyers surface listings that qualify for installation.
•In partnership with bidadoo, eBay launched the Verified Condition program for heavy equipment. To boost trust and confidence, the program indicates when heavy equipment has been inspected, in person, by a bidadoo professional or authorized representative.
•eBay expanded its Authenticity Guarantee program in Germany to include children’s sneakers.

•During the quarter, the company fully ramped the eBay International Shipping program to sellers in the U.S. and migrated hundreds of millions of listings from the previous global shipping program. eBay International Shipping makes cross-border trade more seamless and cost effective for sellers and buyers, and improves trust through eBay’s coordination of the end-to-end shipping process.
•eBay deployed improvements to its visual similarity models that have dramatically improved the speed and efficacy of image search on eBay. This has driven more relevant search results and a substantial increase in adoption, image query volume and purchase behavior.
•eBay launched a social page in the Seller Hub enabling Store sellers to publish and promote their listings to multiple linked social accounts from a single tool. This feature allows sellers to bulk post across popular social channels with content that is automatically formatted to match each medium, including engaging carousels that allow would-be shoppers to browse multiple listings in a single post.
•eBay created "Include," a new plug-in for the popular web-based design tool Figma. The plug-in integrates accessibility into the design process from the start, and is open-sourced and available to anyone across the tech industry, helping solve a previous industry-wide gap in the design process.
•In the U.K., eBay hosted a Swap ‘Em Out pop-up store, where sneaker enthusiasts could trade their existing kicks for a deep discount on a new pair, bringing the sell-to-buy experience of an online marketplace to life in a physical store.
•eBay renewed its partnership with U.K. reality show Love Island and introduced series nine star, Tom Clare, as its second pre-loved fashion ambassador.
•In Australia, eBay partnered with top seller "Luxe It Fwd" to open the Luxury Exchange, a drop-off handbag store in Sydney that drives awareness to the Authenticity Guarantee program for handbags and emphasizes how easy it is to list luxury items on eBay.

Impact

•eBay published its third annual Recommerce Report, which explores how sellers and buyers are increasingly turning to pre-loved goods for their financial and environmental benefits.
•eBay U.K.’s Circular Fashion Innovator’s Fund awarded six small businesses with grants to help them accelerate their growth and further promote recommerce.
•The eBay Foundation committed $11 million to nonprofit organizations advancing inclusive entrepreneurship.
•eBay for Charity contributed more than $38 million globally during the first quarter, up 3% year-over-year.

First Quarter 2023 Financial Highlights (presented in millions, except per share data and percentages)

	First Quarter
	2023	2022	Change
eBay Inc.
Net revenues	$2,510	$2,483	$27	1%
GAAP – Continuing Operations
Income (loss) from continuing operations	$569	$(1,339)	$1,908	**
Earnings (loss) per diluted share from continuing operations	$1.05	$(2.28)	$3.33	**
Non-GAAP – Continuing Operations
Net income	$600	$625	$(25)	(4)%
Earnings per diluted share	$1.11	$1.05	$0.06	5%
** Not meaningful

Other Selected Financial and Operational Results
•Operating margin – GAAP operating margin decreased to 22.2% for the first quarter of 2023, compared to 27.9% for the same period last year. Non-GAAP operating margin decreased to 29.6% for the first quarter of 2023, compared to 32.4% for the same period last year.
•Taxes – The GAAP effective tax rate for continuing operations for the first quarter of 2023 was 22.1%, compared to 18.8% for the first quarter of 2022. The non-GAAP effective tax rate for continuing operations for the first quarter of 2023 was 16.5%(1).
•Cash flow – The company generated $841 million of operating cash flow and $709 million of free cash flow from continuing operations during the first quarter of 2023.
•Capital returns – The company repurchased $250 million of its common stock, or more than 5 million shares, in the first quarter of 2023. The company's total repurchase authorization remaining as of March 31, 2023 was approximately $2.6 billion. The company also paid cash dividends of $134 million during the first quarter of 2023.
•Cash and cash equivalents and non-equity investments – The company's cash and cash equivalents and non-equity investments portfolio totaled $5.0 billion as of March 31, 2023.

Business Outlook
eBay is providing the following guidance for continuing operations for Q2 2023.

In billions, except per share data and percentages	Q2 2023 Guidance
Revenue	$2.47 - $2.54
Organic FX-Neutral Y/Y Growth	1% - 4%

Diluted GAAP EPS	$0.65 - $0.70

Diluted Non-GAAP EPS	$0.96 - $1.01

Dividend Declaration
•eBay's Board of Directors has declared a cash dividend of $0.25 per share of the company's common stock. The dividend is payable on June 16, 2023 to stockholders of record as of June 1, 2023.

(1) We use a non-GAAP effective tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss first quarter 2023 results at 2:30 p.m. Pacific Time today. Investors and participants can access the call by dialing (888) 655-9638 in the U.S. and (646) 960-0687 internationally. The passcode for the conference line is 7435074. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for at least three months through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor this website, in addition to following our press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2022, eBay enabled nearly $74 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided. References to “revenue” refer to “net revenues” as reported in the company’s consolidated statement of income.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP effective tax rate, free cash flow and FX-Neutral basis. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures, except for figures in this press release presented on an “FX-Neutral basis,” to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release. For figures in this press release reported “on an FX-Neutral basis,” we calculate the year-over-year impact of foreign currency movements using prior period foreign currency rates applied to current year transactional currency amounts. We define Organic FX-Neutral revenue growth as reported revenue growth, excluding incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions and foreign exchange rate effects.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including management's vision for the future of eBay and our ability to accomplish our vision, expected financial results for the second quarter and full year 2023 and the future growth in our business, the effects of geopolitical events and inflationary pressure on our business and operations and our ability to respond to such effects, operating efficiency and margins, reinvestments, dividends and share repurchases. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including impacts from the ongoing war in Ukraine, rising inflation and interest rates, decreases in consumer confidence, any regional or general economic downturn or crisis and any conditions that affect e-commerce growth or cross-border trade; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for the company's business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company's ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage a large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on our marketplace platform; the company’s need and ability to manage regulatory, tax, data security and litigation risks; the ultimate resolution of ongoing investigations and other legal matters involving the Company; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	John Egbert	ir@ebay.com
Media Relations Contact:	Trina Somera	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	March 31, 2023	December 31, 2022
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,082	$2,154
Short-term investments	1,922	2,625
Equity investment in Adevinta	2,866	2,692
Customer accounts and funds receivable	779	763
Other current assets	949	1,056
Total current assets	8,598	9,290
Long-term investments	1,657	1,797
Property and equipment, net	1,235	1,238
Goodwill	4,287	4,262
Operating lease right-of-use assets	486	513
Deferred tax assets	3,111	3,169
Other assets	630	581
Total assets	$20,004	$20,850
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$—	$1,150
Accounts payable	280	261
Customer accounts and funds payable	792	768
Accrued expenses and other current liabilities	1,829	1,866
Income taxes payable	305	226
Total current liabilities	3,206	4,271
Operating lease liabilities	395	418
Deferred tax liabilities	2,226	2,245
Long-term debt	7,721	7,721
Other liabilities	1,069	1,042
Total liabilities	14,617	15,697
Total stockholders' equity	5,387	5,153
Total liabilities and stockholders' equity	$20,004	$20,850

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended March 31,
	2023	2022
	(In millions, except per share amounts)
Net revenues	$2,510	$2,483
Cost of net revenues (1)	700	689
Gross profit	1,810	1,794
Operating expenses:
Sales and marketing (1)	511	478
Product development (1)	352	301
General and administrative (1)	297	226
Provision for transaction losses	84	96
Amortization of acquired intangible assets	8	1
Total operating expenses	1,252	1,102
Income from operations	558	692
Gain (loss) on equity investments and warrant, net	198	(2,291)
Interest and other, net	(26)	(50)
Income (loss) from continuing operations before income taxes	730	(1,649)
Income tax benefit (provision)	(161)	310
Income (loss) from continuing operations	569	(1,339)
Income (loss) from discontinued operations, net of income taxes	(2)	(2)
Net income (loss)	$567	$(1,341)

Income (loss) per share – basic:
Continuing operations	$1.06	$(2.28)
Discontinued operations	—	—
Net income (loss) per share – basic	$1.06	$(2.28)

Income (loss) per share – diluted:
Continuing operations	$1.05	$(2.28)
Discontinued operations	—	—
Net income (loss) per share – diluted	$1.05	$(2.28)

Weighted average shares:
Basic	537	587
Diluted	541	587

(1) Includes stock-based compensation as follows:
Cost of net revenues	$13	$12
Sales and marketing	20	20
Product development	59	45
General and administrative	36	34
	$128	$111

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2023	2022
	(In millions)
Cash flows from operating activities:
Net income (loss)	$567	$(1,341)
Loss from discontinued operations, net of income taxes	2	2
Adjustments:
Provision for transaction losses	84	96
Depreciation and amortization	107	118
Stock-based compensation	128	111
Loss (gain) on investments and other, net	(4)	6
Deferred income taxes	33	(376)
Change in fair value of warrant	(38)	115
Change in fair value of equity investment in Adevinta	(174)	1,643
Change in fair value of equity investment in Adyen	—	246
Change in fair value of equity investment in Gmarket	11	182
Change in fair value of equity investment in KakaoBank	3	99
Changes in assets and liabilities, net of acquisition effects	122	(272)
Net cash provided by continuing operating activities	841	629
Net cash used in discontinued operating activities	—	(16)
Net cash provided by operating activities	841	613
Cash flows from investing activities:
Purchases of property and equipment	(132)	(83)
Purchases of investments	(3,543)	(5,475)
Maturities and sales of investments	4,404	6,827
Proceeds from sale of shares in Adyen	—	473
Proceeds from sale of shares in KakaoBank	—	27
Other	(28)	3
Net cash provided by continuing investing activities	701	1,772
Net cash provided by discontinued investing activities	—	—
Net cash provided by investing activities	701	1,772
Cash flows from financing activities:
Proceeds from issuance of common stock	—	1
Repurchases of common stock	(242)	(1,069)
Payments for taxes related to net share settlements of restricted stock units and awards	(92)	(61)
Payments for dividends	(134)	(129)
Repayment of debt	(1,150)	(750)
Net funds receivable and payable activity	229	56
Other	1	—
Net cash used in continuing financing activities	(1,388)	(1,952)
Net cash used in discontinued financing activities	—	—
Net cash used in financing activities	(1,388)	(1,952)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	(18)
Net increase in cash, cash equivalents and restricted cash	159	415
Cash, cash equivalents and restricted cash at beginning of period	2,272	1,406
Cash, cash equivalents and restricted cash at end of period	$2,431	$1,821

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(In millions, except percentages)
Total net revenues (1)(2)(3)	$2,510	$2,510	$2,380	$2,422	$2,483
Current quarter vs prior year quarter	1%	(4)%	(5)%	(9)%	(6)%
Percent from international	50%	51%	50%	51%	51%

(1) Hedge gain/(loss)	$29	$89	$36	$9	$6
(2) Foreign currency impact	$(45)	$(67)	$(100)	$(95)	$(58)

(3)	Beginning in the fourth quarter of 2022, we present revenues generated from our Marketplace GMV and from non-GMV based businesses as “Net revenues” in order to more closely align our presentation of net revenues with how our business is operated. We formerly presented such amounts as “Net transaction revenues” and “Marketing services and other (MS&O) revenues,” and those line items for such prior periods have been conformed to current period presentation. Consolidated net revenues are unchanged.

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(In millions, except percentages)
Active Buyers (1)	133	134	135	138	142
Current quarter vs prior year quarter	(7)%	(9)%	(11)%	(12)%	(13)%
Active Buyers excluding GittiGidiyor and TCGplayer (2)	131	132	133	135	138
Current quarter vs prior year quarter	(5)%	(8)%	(10)%	(11)%	(12)%

Gross Merchandise Volume (3)
U.S.	$9,010	$8,894	$8,699	$8,982	$9,335
Current quarter vs prior year quarter	(3)%	(9)%	(7)%	(13)%	(14)%
International	$9,400	$9,333	$9,016	$9,567	$10,074
Current quarter vs prior year quarter	(7)%	(15)%	(15)%	(22)%	(24)%
Total Gross Merchandise Volume	$18,410	$18,227	$17,715	$18,549	$19,409
Current quarter vs prior year quarter	(5)%	(12)%	(11)%	(18)%	(20)%

(1)All buyers who paid for a transaction on our platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.
(2)On June 20, 2022 we announced the closure of our marketplace business in Turkey, GittiGidiyor. On October 31, 2022, we completed the acquisition of TCGplayer.
(3)Gross Merchandise Volume consists of the total value of all paid transactions between users on our platforms during the applicable period inclusive of shipping fees and taxes.

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Revenue guidance is provided on an FX-Neutral basis and excludes incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
June 30, 2023
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net revenues	$2.47 - $2.54	$2.47 - $2.54
Diluted EPS from continuing operations	$0.65 - $0.70	$0.96 - $1.01

(a) Estimated non-GAAP amounts above for the three months ending June 30, 2023 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $10 - $15 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $155 - $165 million and estimated adjustment between our GAAP and non-GAAP tax rate of approximately $30 - $40 million. The estimated GAAP diluted EPS above does not assume any gains or losses on our equity investments.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP effective tax rate, free cash flow and figures in this press release presented on an "FX-Neutral basis." These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release, except for figures in this press release presented on an “FX-Neutral basis,” can be found in the tables included in this press release. For figures in this press release reported “on an FX-Neutral basis,” the company calculates the year-over-year impact of foreign currency movements using prior period foreign currency rates applied to current year transactional currency amounts. The company defines organic FX-Neutral revenue growth as reported revenue growth, excluding incremental revenue from acquisitions or dispositions for the twelve-month period following such acquisitions or dispositions and foreign exchange rate effects.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain gains and losses on investments including changes in fair value, changes in foreign currency exchange rates and the impact of any related foreign exchange derivative instruments, gains or losses associated with a warrant agreement that the company entered into with Adyen, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the vesting of restricted stock by employees and the timing and size of stock option exercises, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, certain amortization of deferred tax assets and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure, which is not reduced by the effects of the Tax Cuts and Jobs Act, and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results. These amounts include changes in fair value and the related change in foreign currency exchange rates of equity securities with readily determinable fair values, globally.
Change in fair market value of warrant. These are gains or losses associated with a warrant agreement that the company entered into with Adyen, which are attributable to changes in fair value during the period.
Income tax effects and adjustments. We use a non-GAAP tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, repurchase stock and pay dividends. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income*

	Three Months Ended March 31,
	2023	2022
	(In millions, except percentages)
GAAP operating income	$558	$692
Stock-based compensation expense and related employer payroll taxes	132	117
Amortization of acquired intangible assets within cost of net revenues and operating expenses	10	1
Restructuring	42	—
Other G&A non-GAAP	2	(5)
Total non-GAAP operating income adjustments	186	113
Non-GAAP operating income	$744	$805
Non-GAAP operating margin	29.6%	32.4%

*Presented on a continuing operations basis

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended March 31,
	2023	2022
	(In millions, except per share amounts and percentages)
GAAP income (loss) from continuing operations before income taxes	$730	$(1,649)
GAAP (provision) benefit for income taxes	(161)	310
GAAP net income (loss) from continuing operations	$569	$(1,339)
Non-GAAP adjustments to net income (loss) from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	$186	$113
Loss on investments	(195)	527
Change in fair market value of warrant	171	115
Change in fair value of equity investment in Adevinta	(174)	1,643
Income tax effects and adjustments	43	(434)
Non-GAAP net income from continuing operations	$600	$625

Diluted net income (loss) from continuing operations per share:
GAAP	$1.05	$(2.28)
Non-GAAP	$1.11	$1.05
Shares used in GAAP diluted net income (loss) per share calculation	541	587
Shares used in non-GAAP diluted net income per share calculation	541	593

GAAP effective tax rate – Continuing operations	22.1%	18.8%
Income tax effects and adjustments to net income (loss) from continuing operations	(5.6)%	(2.3)%
Non-GAAP effective tax rate – Continuing operations	16.5%	16.5%

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
	2023	2022
	(In millions)
Net cash provided by continuing operating activities	$841	$629
Less: Purchases of property and equipment	(132)	(83)
Free cash flow	$709	$546